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                                                                    EXHIBIT 99.1

(AASTROM LOGO)

FOR IMMEDIATE RELEASE

CONTACTS:  Kris M. Maly or
           Becky Anderson
           Investor Relations Department
           Aastrom Biosciences, Inc.
           Phone:  (734) 930-5777

                   AASTROM BIOSCIENCES AND STANFORD UNIVERSITY
           ANNOUNCE IMMUNOTHERAPY COLLABORATION FOR HODGKIN'S DISEASE

ANN ARBOR, MICHIGAN, MAY 30, 2003 -- Aastrom Biosciences, Inc. (NasdaqSC: ASTM) announced today that it has entered into a collaborative agreement with Stanford University (Stanford) for a new therapeutic approach for cancer therapy. The collaboration will combine Aastrom's patented single-pass perfusion (SPP) cell production technology with Stanford's Cytokine Induced Killer (CIK) cell technology to produce cells designed to trigger an immune system attack on a patient's tumor cells.

CIK cells are a subset of the immune system's T-lymphocytes. When grown in culture using cytokines and an activating antibody, the cultured CIK cells have the ability to destroy tumor cells. A clinical study to evaluate the use of CIK cells in patients with Hodgkin's disease and other cancers will be conducted at the Stanford University Medical Center under the direction of Robert Negrin, M.D., Director, Division of Bone Marrow Transplantation.

Dr. Negrin has published extensively on CIK cells and their anti-tumor activity, and has approved clinical protocols for the investigation of CIK cells in the treatment of Hodgkin's lymphoma and other cancers, such as leukemia and lymphoma. Unlike conventional treatments, such as chemotherapy, the use of CIK cells may provide a tumor-specific, relatively non-toxic approach to treating cancer by triggering a natural immune system response against the cancer. The same approach may be used to treat many types of cancers and to augment the results after all types of hematopoietic stem cell transplants.

The ability to produce highly functional and reliable human cells for therapeutic use is Aastrom's specialty. For this study, Aastrom's patented SPP process, along with components of its AastromReplicell(TM) System platform, will be used to enable the ex vivo production of the CIK cells under Good Manufacturing Practices (GMP) conditions. This project complements Aastrom's ongoing activities utilizing this same technology for the production of dendritic cell cancer vaccines, another form of immunotherapy. The Company previously announced its collaboration in the dendritic cell vaccine area with Dr. Ronald Levy, also at Stanford. This study was reviewed in an article in the May 23, 2003 issue of the Wall Street Journal, on Page 1 of the Marketplace section.

"We believe cell-based immunotherapies are among the most exciting new investigational approaches in cancer treatment. Aastrom provides a unique resource needed for producing these cells, placing us in an important strategic position in this field," said R. Douglas Armstrong, Ph.D., President, Chief Executive Officer and Chairman of Aastrom. "It is the Company's plan to collaborate in as many studies as possible, such as those of Dr. Negrin and Dr. Levy at Stanford, to assist the progress of these important new clinical investigations and to broaden the reach of our business opportunities by participating in the development of a successful cancer therapy."

ABOUT AASTROM BIOSCIENCES, INC.

Aastrom Biosciences, Inc. (NasdaqSC: ASTM) is a late-stage development company focused on human cell-based therapies. The AastromReplicell(TM) System - a patented, integrated system of instrumentation and single-use consumable kits for the production of patient-specific cells - is the Company's core technology for its Prescription Cell Products (PCP) business and its Cell Production
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                                                      Aastrom-Stanford CIK Study
                                                                    May 30, 2003
                                                                          Page 2

Products (CPP) business. The principal focus of the PCP business is the repair or regeneration of tissue intended for large markets such as bone grafting and severe osteoporosis. The CPP business markets the AastromReplicell(TM) System to researchers and companies for their production of cells for clinical trials. These two businesses are intended to enable Aastrom to generate multiple paths to revenue. The initial commercial phase of the CPP business for dendritic cell production products is underway in Europe and the United States. For more information, visit Aastrom's website at www.aastrom.com.

THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING WITHOUT LIMITATION, STATEMENTS CONCERNING ANTICIPATED RESULTS OF THE COLLABORATIVE AGREEMENTS, PRODUCT DEVELOPMENT OBJECTIVES, POTENTIAL PRODUCT APPLICATIONS, AND POTENTIAL ADVANTAGES OF THE AASTROMREPLICELL(TM) SYSTEM, WHICH INVOLVE CERTAIN RISKS AND UNCERTAINTIES. THE FORWARD-LOOKING STATEMENTS ARE ALSO IDENTIFIED THROUGH USE OF THE WORDS "INTENDED," "MAY," "PLAN," "POSSIBLE," "BELIEVE," AND OTHER WORDS OF SIMILAR MEANING. ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE EXPECTATIONS CONTAINED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT MAY RESULT IN DIFFERENCES ARE THE UNCERTAINTIES INVOLVED IN CLINICAL INVESTIGATIONS AND PRODUCT DEVELOPMENT ACTIVITIES, THE AVAILABILITY OF RESOURCES AND THE ALLOCATION OF RESOURCES AMONG DIFFERENT POTENTIAL USES. THESE AND OTHER SIGNIFICANT FACTORS ARE DISCUSSED IN GREATER DETAIL IN AASTROM'S ANNUAL REPORT ON FORM 10-K AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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